Exhibit 99.2
MAXWELL TECHNOLOGIES, INC.
TRANSITION AND CONSULTING AGREEMENT
This Transition and Consulting Agreement (the “Agreement”) is made as of this 23rd day of October, 2013, by and between Maxwell Technologies, Inc., a Delaware corporation (the “Company”), and David J. Schramm (“Consultant”).
WHEREAS, Consultant and the Company entered into an employment letter, dated as of July 9, 2007, which was subsequently amended by a letter, dated as of December 19, 2008 (together, the “Employment Letter”), pursuant to which Consultant currently serves as the President and Chief Executive Officer of the Company;
WHEREAS, the Consultant desires to retire from his positions as the President and Chief Executive Officer of the Company, and the Company desires to accept his retirement, effective as of December 31, 2013 (the “Transition Date”);
WHEREAS, commencing on the Transition Date, the Company desires to retain the services of Consultant, and Consultant desires to provide such services, in each case, pursuant to the terms and conditions hereof;
NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties agree with each other as follows:
1.Transition.
(i)Employment. From the date hereof through the close of business on the Transition Date (the “Transition Period”), Consultant’s employment with the Company shall remain subject to the terms and conditions of the Employment Letter. Provided Consultant remains employed with the Company for the entire Transition Period, Consultant’s employment relationship with the Company and his severance rights under the Employment Letter shall remain in effect until they terminate as of the close of business on the Transition Date pursuant to this Agreement. Consultant further agrees to resign from the Board of Directors of the Company (the “Board”) and all committees thereof, effective as of the Transition Date. This Agreement will become effective immediately; provided, that, Consultant will not be entitled to any of the benefits hereunder unless a release, in the form attached hereto as Exhibit A (the “Release”), has been signed and delivered on the Transition Date, and becomes effective pursuant to its terms by January 10, 2014.
(ii)Payment of Final Wages and Accrued Vacation. Prior to the close of business on the Transition Date, the Company shall tender Consultant’s final paycheck and all amounts due and owing to Consultant for paid time off accrued and unused as of such date.
(iii)Annual Bonus. Provided Consultant remains employed with the Company for the entire Transition Period pursuant to the Employment Letter, Consultant shall be entitled to receive an annual bonus for 2013, the amount of which shall be based on the achievement level determined for the other senior executives and, if applicable, shall be paid at the same time such annual bonuses are paid to other senior executives. Consultant shall not be entitled to receive any bonuses for periods after 2013.
2.Consulting Position.
(i)Consulting Services. Provided Consultant remains employed with the Company for the entire Transition Period, Consultant shall be retained by the Company to provide, and shall provide,

consulting services as a Senior Advisor to the Company on matters that may be reasonably requested, from time to time, by the Board or the Company’s Chief Executive Officer (the “Services”) during the period commencing on January 1, 2014 and ending on December 31, 2015 or such earlier date on which Consultant’s consulting relationship hereunder shall terminate under paragraph (iii) of this Section 2 (the “Consulting Period”). Without limiting the foregoing, Consultant’s services performed for any unaffiliated third parties shall not interfere with Consultant’s performance of Services hereunder. The Company and Consultant acknowledge and agree that the Services are unique and require specialized skills, which Consultant possesses.
(ii)Fee. Subject to the requirement that Consultant deliver an effective Release by January 10, 2014, the Company shall continue to pay Consultant the same base salary and health benefits stipend in an amount equal to an aggregate of $45,177.39 per month during the Consulting Period. The Company will pay the monthly amount in accordance with the Company’s normal payroll practices.
(iii)Termination. The Company or Consultant may terminate the consulting relationship hereunder at any time. In the event the Company terminates Consultant without Cause (as defined below) prior to December 31, 2015, then the remaining unpaid payments and benefits Consultant would have otherwise received under this Section 2 shall be paid on the same schedule as if the consulting relationship had not been terminated. In the event the Company terminates the Consultant for any other reason (including for Cause) or Consultant terminates his consulting relationship hereunder for any reason, then the Company will immediately discontinue all payments and other benefits under this Section 2 and Consultant’s rights to any and all such payments and benefits will immediately terminate on such date; provided, that, if Consultant’s consulting relationship ends prior to December 31, 2015 on account of his death, then the remaining unpaid payments that would have otherwise been made to Consultant under paragraph (ii) of this Section 2 shall be paid on the same schedule to Consultant’s designated beneficiaries or, if none, to his estate. For the avoidance of doubt, the Consulting Period shall immediately end upon the termination of the consulting relationship for any reason. For purposes of this Agreement, “Cause” shall mean a termination by the Company on account of: (a) a breach by Consultant of paragraph (i) of this Section 2, paragraph (iii) of Section 3, or paragraph (i), (ii) or (iii) of Section 5; (b) a breach of the Invention Agreement (as defined in Section 6); or (c) any act or failure to act pursuant to which Consultant is not or would not have been entitled to the contractual indemnification protections set forth in the Indemnity Agreement (as defined in Section 6).
(iv)Expenses. The Company shall reimburse Consultant for reasonable out of pocket expenses incurred in connection with the performance of the Services (“Expenses”) during the Consulting Period; provided, that, Consultant furnishes the Company with evidence in the form of invoices or receipts, satisfactory to, and in accordance with, the Company’s procedures regarding out of pocket expenses. Notwithstanding the foregoing, all Expenses incurred by Consultant must be pre-approved in writing by the Company and any such reimbursements paid by the Company will be paid within thirty (30) days after the Company’s receipt of the appropriate invoices and receipts.
(v)Options. During the Consulting Period, Consultant shall be treated as continuing his employment with the Company for purposes of determining the expiration date of his options to purchase shares of the Company’s Common Stock under the Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan and the Amended and Restated Maxwell Technologies, Inc. 1995 Stock Option Plan (each, a “Stock Option Plan”). Consultant hereby acknowledges that such options will continue to remain outstanding and exercisable during the Consulting Period on account of Consultant providing the Services during such time. Consultant further acknowledges that to the extent any options issued under the Stock Option Plans were intended to qualify as “incentive stock options” within the meaning of Section 422(d) of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (collectively, the “Code”), and provided that the applicable exercise price is not less than the fair market value of the Company’s common stock on the date of any amendment effected by this paragraph, then they will continue to qualify as “incentive stock options” only until the date that is three months after the Transition Date. Consultant finally acknowledges that to the extent that his options continue to remain outstanding and exercisable thereafter (i.e., on account of Consultant providing the Services during the Consulting Period), they will be treated as nonstatutory stock options and all applicable federal and state income and employment withholding taxes will apply in connection with the exercise of such options.
(vi)Restricted Stock. During the Consulting Period, Consultant shall be treated as continuing his employment with the Company for all purposes including vesting of the restricted stock awards and performance stock awards he holds as of the date hereof; provided, that, Consultant hereby acknowledges and agrees that the restricted stock awards and performance stock awards granted on February 13, 2013 will be unvested and such awards and the shares thereunder will be forfeited back to the Company on the Transition Date. Notwithstanding anything to the contrary herein, in the event of a breach of paragraph (i), (ii) or (iii) of Section 5, all restricted stock awards and performance stock awards not yet vested will be immediately terminated and the unvested shares thereunder will be forfeited back to the Company as of the date of such breach.
(vii)Section 409A.
(a)General. The intent of the parties is that the payments and benefits under this Agreement will comply with or be exempt from Section 409A of the Code (“Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. The parties further intend that the termination of Consultant’s employment relationship on the Transition Date shall constitute a “separation from service” within the meaning of Section 409A.
(b)Specified Employee. Notwithstanding anything in this Agreement to the contrary, if Consultant is deemed by the Company at the time of Consultant’s Separation from Service to be a “specified employee” for purposes of Section 409A, to the extent delayed commencement of any portion of the benefits to which Consultant is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A, such portion of Consultant’s benefits shall not be provided to Consultant prior to the earlier of: (i) the expiration of the six-month period measured from the date of Consultant’s Separation from Service with the Company or (ii) the date of Consultant’s death. Upon the first business day following the expiration of the applicable Section 409A period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to Consultant (or Consultant’s estate or beneficiaries), and any remaining payments due to Consultant under this Agreement shall be paid as otherwise provided herein.
(c)Expense Reimbursements. To the extent that any reimbursements under this Agreement are subject to Section 409A, any such reimbursements payable to Consultant shall be paid to Consultant no later than December 31 of the year following the year in which the expense was incurred; provided, that Consultant submits Consultant’s reimbursement request promptly following the date the expense is incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, other than medical expenses referred to in Section 105(b) of the Code, and Consultant’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.
(d)Installments; Amendments. Consultant’s right to receive any installment payments under this Agreement shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Section 409A. Except as otherwise permitted under Section 409A, no payment hereunder shall be accelerated or deferred unless such acceleration or deferral would not result in additional tax or interest pursuant to Section 409A.
(viii)Exclusive Rights. After the Transition Date, Consultant shall have no claim against the Company or any of its subsidiaries or affiliates in respect of his employment, consulting services or any other services performed for the Company or any of its subsidiaries or affiliates for damages or otherwise, except (a) any claims arising out of or related to the payments, benefits and other provisions specified in this Transition Agreement; or (b) any claims arising out of or related to Consultant’s indemnification rights and/or the Company’s indemnification obligations as set forth in Section 10 of this Transition Agreement and under the Indemnity Agreement, the Company’s By-Laws and applicable state law.
3.Independent Contractor.
(i)Consultant Not an Agent or Employee of the Company. It is understood and agreed that during the Consulting Period, Consultant shall be serving as an independent contractor in the performance of the Services. It is further understood and agreed that nothing herein shall be deemed to create an employment or agency relationship between Consultant and the Company or any of its subsidiaries or affiliates at any time following the Transition Date.
(ii)Consultant Not Eligible to Receive Benefits. Because Consultant shall be serving as an independent contractor during the Consulting Period, Consultant shall not be entitled to participate in or receive any benefits under any benefit or welfare plan of the Company or any of its subsidiaries or affiliates after the Transition Date.
(iii)Consultant Responsible for Paying All Taxes. Although the parties acknowledge that Consultant’s relationship with the Company will be that of an independent contractor during the Consulting Period, out of an excess of caution in light of Consultant’s prior employment relationship, the parties hereby agree that amounts paid under this Agreement shall be reported on Form W-2 and that the Company shall be entitled to withhold for all applicable federal and state income and employment taxes. Without limiting the foregoing, Consultant shall be solely responsible for the payment of all federal, state and local income taxes, social security taxes, employment taxes, federal and state unemployment insurance and similar taxes and all other assessments, taxes, contributions or sums payable by, or imposed upon, Consultant as a result of or in connection with any services (including the Services) provided by Consultant after the Transition Date. Consultant agrees to file all necessary returns and reports with respect to any of the foregoing, and to indemnify, defend and hold harmless the Company and its affiliates and agents against any liability or losses related to any taxes legally imposed on Consultant with respect to amounts paid or benefits provided hereunder.
(iv)Company Interested in End Result Only. The Company is interested in only the end result from the Services. Although the Company retains its right to inspect, make recommendations to, and/or prescribe alterations or deviations in the work performed by Consultant as it deems necessary to achieve the end result for which the Company is entering into this Agreement, the manner and means of obtaining the end result shall be and remain within the sole and exclusive control of Consultant at all times. Accordingly, for example and without limitation, Consultant shall retain sole and exclusive control over: (a) the hours of the day that Consultant shall work; provided, however, that nothing in this Agreement shall be construed to require the Company to open or keep open its premises at any time those premises would otherwise be closed; and (b) whether and on what terms to provide services for any other person or entity not affiliated with the Company, so long as rendering such services does not result in Consultant’s breach of any term of this Agreement, including the performance of the Services in a professional, competent, and timely manner.
4.Resolution of Disputes.
(i)The parties recognize that claims, controversies and disputes may arise out of this Agreement with respect to the provision of Consultant’s services to the Company or any of its subsidiaries or affiliates or under any of the other terms of this Agreement or based on common law or statute, either before, during or after the commencement of the consulting relationship. The parties agree that should any such claim, controversy or dispute arise, the parties will use their best efforts to resolve such dispute informally between them. In the event that any such claim, controversy or dispute between the Company or any of its subsidiaries or affiliates and Consultant cannot be resolved within thirty (30) days after either party first gives notice in writing that any such claim, controversy or dispute exists, either party may then refer the matter to arbitration before JAMS/ENDISPUTE pursuant to its rules for resolution of employment disputes.
(ii)The parties hereby agree that referral to arbitration shall be the sole recourse of either party under this Agreement with respect to any such claim, controversy or dispute and that the decision of the arbitrator shall be binding on the parties in accordance with applicable law; provided, however, that nothing in this Section 4 shall be construed as precluding either party from bringing an action for injunctive relief or other equitable relief. The parties shall keep confidential from third parties (other than the arbitrator) the existence of each such claim, controversy or dispute and the determination thereof, unless otherwise required by law. Except as provided in the following two sentences, each decision rendered by the arbitrator shall be final and conclusive and may be entered in any court having jurisdiction thereof as a basis of judgment and of the issuance of execution for its collection. In rendering his or her decision, the arbitrator shall be bound to follow California or Federal law, as applicable, in the same manner as would a court of law. Any claim that the arbitrator made a mistake or error in determining or applying the appropriate law shall be subject to judicial review.
(iii)To the extent required by law, the Company will advance or pay the filing fees and similar arbitration or court costs. Consultant shall not be required to pay any fee or cost that Consultant would not be required to pay in a state or federal court action.   The parties further agree that the party prevailing in the arbitration shall be entitled to its reasonable attorney’s fees and that the arbitration itself shall take place within the County of San Diego, California, and that the internal laws of the State of California shall apply.
5.Restrictive Covenants and Commitments.
(i)No Solicitation. From the date hereof through the end of the Consulting Period or such later date as may be applicable under the Indemnity Agreement, Consultant shall not, whether on Consultant’s own behalf or on behalf of or in conjunction with any person, firm, partnership, corporation, or other business organization, entity or enterprise whatsoever (“Person”), directly or indirectly:
(a)hire, solicit or encourage any employee of the Company or any of its subsidiaries or affiliates to leave the employment of the Company or any of its subsidiaries or affiliates; or
(b)solicit or encourage any independent contractor, consultant, agent, partner or other service provider then under contract with the Company or any of its subsidiaries or affiliates to cease to work with or provide services to the Company or any of its subsidiaries or affiliates.
(ii)Noncompetition. During the Consulting Period, Consultant shall not, whether on Consultant’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected with or have any interest in, as a shareholder, director, officer, employee, agent, consultant, partner, creditor or otherwise, any business or activity which is competitive with any business or activity engaged in by the Company or any of its subsidiaries or affiliates anywhere within: (x) the State of California, (y) any other state of the United States and the District of Columbia in which the Company or any of its subsidiaries or affiliates engages in or has engaged in business during the past five years, or (z) any other country in which the Company or any of its subsidiaries or affiliates engages in or has engaged in business during the past five years.
(iii)Cooperation. During and following the Consulting Period, Consultant shall cooperate with the Company, as reasonably requested by the Company, to effect a transition of Consultant’s responsibilities and to ensure that the Company is aware of all matters being handled by Consultant. In particular and without limiting the foregoing, Consultant shall cooperate with and make himself available as requested by the Company in connection with any government investigation, administrative hearing or any other similar proceeding involving the Company. The parties acknowledge that the consideration provided under this Agreement shall be consideration for his cooperation under this paragraph (iii) of Section 5 whenever such cooperation is needed.
(iv)Breach of Covenants.  The parties agree that the Company would suffer irreparable harm upon Consultant’s breach of the preceding paragraphs of this Section 5, and that any such breach will constitute a material breach of this Agreement for purposes of the Cause definition in Section 2(iii).  Upon any such breach, the Company may terminate this Agreement and the Consulting Period, and discontinue any further payments that would otherwise have become due under Section 2 above.  In addition, upon any such breach, the Company may seek equitable relief in such form as may then be available.
6.Entire Agreement. This Agreement constitutes the entire Agreement between the parties and contains all agreements between them with the exception of award agreements issued to Consultant under the Stock Option Plans, and signed by Consultant, the Invention and Secrecy Agreement, dated as of July 25, 2007, (the “Invention Agreement”), and the Indemnity Agreement, dated as of November 25, 2007 (the “Indemnity Agreement”), all of which are deemed to be incorporated herein by reference; provided, that each such agreement will continue by its terms except to the extent modified herein. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied in this Agreement, and that no agreement, statement or promise not contained in this Agreement shall be valid or binding. Until the Transition Date, the Employment Letter shall govern Consultant’s employment relationship with the Company and his severance rights. Except for the other agreements, plans and programs referred to in this Section 6, on the close of business on the Transition Date, this Agreement shall supersede any and all other agreements and contracts, whether verbal or in writing, relating to the subject matter hereof, including (without limitation) the Employment Letter.
7.Amendment. Except as otherwise specifically provided herein, the terms and conditions of this Agreement may be amended at any time by mutual agreement of the parties; provided, that before any amendment shall be valid or effective, it shall have been reduced to writing and signed by the Chairman of the Board on behalf of the Company and by Consultant.
8.Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect its other provisions, and this contract shall be construed in all respects as if such invalid or unenforceable provision has been omitted.
9.Binding Nature. Consultant’s rights and obligations under this Agreement shall not be assignable, transferable or delegable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void. This Agreement shall be binding upon and shall inure to the benefit of any successor of the Company and Consultant, and any such successor shall be deemed substituted for the Company or Consultant under the terms of this Agreement. The term “successor” as used in this Section 9 shall include any person, firm, corporation or other business entity that at any time, by merger, purchase or otherwise, acquires or gains control over all or substantially all of the assets or business of the Company.
10.Indemnification. During and following the Transition Period, the Company shall indemnify Consultant to the extent provided in the Indemnity Agreement and the Company’s By-Laws with respect to Consultant’s service as the Chief Executive Officer of the Company. The Company shall also indemnify Consultant to the extent permissible under applicable law for any liability incurred by reason of any act or omission performed by Consultant while acting in good faith on behalf of the Company and within the scope of the authority of Consultant. The Company’s indemnification obligations pursuant to this Section 10 and under applicable state law, including specifically Sections 2800 and 2802 of the California Labor Code, shall survive the expiration of this Agreement. Nothing in this Agreement or otherwise shall constitute or be construed as a limitation on the Company’s indemnification obligations under the Indemnity Agreement, the Company’s By-Laws or under applicable state law.
11.No Duty to Mitigate. Consultant shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings that Consultant may receive from any other source not paid for by the Company.
12.Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, other than their choice-of-law provisions, except that Section 5 hereof shall be governed by, and interpreted and construed in accordance with, the internal laws (without giving effect to choice of law principles) of the jurisdiction in which either of said Sections is being sought to be enforced.
13.Notices. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and, if given by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mail, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses:

If to Consultant to:

David J. Schramm
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If to the Company to:

Attn: Chief Financial Officer
Maxwell Technologies, Inc.
3888 Calle Fortunada
San Diego, California 92123
Attn: Chairman of the Board
Telephone: (858) 503-3300
Fax: (858) 503-3301

14.Injunctive Relief. The parties agree that a breach of any term of this Agreement by either party would cause irreparable damage to the other party and that, in the event of such breach, either party shall have, in addition to any and all remedies of law, the right to any injunction, specific performance and other equitable relief to prevent or to redress the violation of the parties’ respective duties or responsibilities hereunder.
15.Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties to this Agreement may execute this Agreement by signing any such counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
COMPANY:
MAXWELL TECHNOLOGIES, INC.
By: /s/ Mark Rossi
CONSULTANT:
/s/ David J. Schramm
David J. Schramm

Exhibit A
GENERAL RELEASE OF ALL CLAIMS
This General Release of All Claims (“Release”) is made by and between David J. Schramm (“Executive”) on the one hand and Maxwell Technologies, Inc. (the “Company”) on the other. (Collectively, Executive and the Company shall be referred to as the “Parties.”)
1.Executive is an employee of the Company. Executive’s last day of full-time employment with the Company is December 31, 2013 (the “Transition Date”). The Parties desire to resolve any and all differences related to Executive’s full-time employment with the Company and/or the cessation of that employment. Additionally, the Parties desire to resolve any known or unknown claims between them, neither Party admitting any liability or fault. For these reasons, the Parties have entered into this Release.
2.All vacation accrual and other fringe benefits of Executive cease on the Transition Date.
3.If Executive enters into this Release and does not revoke this Release within the time period provided below in Section 13, the Company will provide Executive with the payments and other benefits described in the Transition and Consulting Agreement, dated as of October 23, 2013, between the Parties (the “Transition Agreement”).
4.In consideration of and in return for the promises and covenants undertaken herein by the Company, including the payments Executive will receive under Section 3 above, and for other good and valuable consideration, receipt of which is hereby acknowledged, Executive does hereby acknowledge full and complete satisfaction of and does hereby release, absolve and discharge the Company and the Company’s subsidiaries, affiliates, related companies and business concerns, past and present, and each of them, as well as each of their partners, trustees, directors, officers, agents, attorneys, servants and employees, past and present, and each of them (hereinafter collectively referred to as the “Releasees”) from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, grievances, severance payments, obligations, debts, expenses, damages, judgments, orders and liabilities of whatever kind or nature in state or federal law, equity or otherwise, whether known or unknown to Executive that Executive now owns or holds or has at any time owned or held as against Releasees, or any of them, including specifically but not exclusively and without limiting the generality of the foregoing, any and all claims, demands, grievances, agreements, obligations and causes of action, known or unknown, suspected or unsuspected by Executive: (a) arising out of Executive’s employment with the Company or the ending of that employment, or (b) arising out of or in any way connected with any claim, loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Releasees, or any of them, committed or omitted on or before the Transition Date. Also without limiting the generality of the foregoing, Executive specifically releases the Releasees from any claim for attorneys’ fees and/or costs of suit. EXECUTIVE SPECIFICALLY AGREES AND ACKNOWLEDGES EXECUTIVE IS WAIVING ANY RIGHT TO RECOVERY BASED ON STATE OR FEDERAL AGE, SEX, PREGNANCY, RACE, COLOR, NATIONAL ORIGIN, MARITAL STATUS, RELIGION, VETERAN STATUS, DISABILITY, SEXUAL ORIENTATION, MEDICAL CONDITION, OR OTHER ANTI-DISCRIMINATION LAWS, INCLUDING, WITHOUT LIMITATION, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE AMERICANS WITH DISABILITIES ACT AND THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, OR BASED ON THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, ALL AS AMENDED, WHETHER SUCH CLAIM BE BASED UPON AN ACTION FILED BY EXECUTIVE OR BY A GOVERNMENTAL AGENCY. However, this Release covers only those claims that arose prior to the Transition Date and only those claims that may be waived by applicable law. Execution of this Release does not bar any claim that arises hereafter, including (without limitation) a claim for breach of this Release or the Transition Agreement. Execution of this Release also does not bar any claim to indemnification under Section 2802 of the California Labor Code.

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5.It is the intention of Executive in executing this Release that it shall be effective as a bar to each and every claim, demand, grievance and cause of action hereinabove specified. In furtherance of this intention, Executive hereby expressly waives any and all rights and benefits conferred upon Executive by the provisions of Section 1542 of the California Civil Code and expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified. Section 1542 provides:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
Having been so apprised, Executive nevertheless hereby voluntarily elects to and does waive the rights described in Civil Code Section 1542 and elects to assume all risks for claims that now exist in Executive’s favor, known or unknown, that are released under this Release.
6.The Company expressly denies any violation of any federal, state or local statute, ordinance, rule, regulation, policy, order or other law. The Company also expressly denies any liability to Executive. This Release is the compromise of disputed claims and nothing contained herein is to be construed as an admission of liability on the part of the parties hereby released, or any of them, by whom liability is expressly denied. Accordingly, while this Release resolves all issues regarding the Company referenced herein, it does not constitute an adjudication or finding on the merits of any allegations and it is not, and shall not be construed as, an admission by the Company of any violation of federal, state or local statute, ordinance, rule, regulation, policy, order or other law, or of any liability. Moreover, neither this Release nor anything in it shall be construed to be or shall be admissible in any proceeding as evidence of or an admission by the Company of any violation of any federal, state or local statute, ordinance, rule, regulation, policy, order or other law, or of any liability. This Release may be introduced, however, in any proceeding to enforce this Release or the Transition Agreement. Such introduction shall be pursuant to an order protecting its confidentiality.
7.This Release shall be construed in accordance with, and be deemed governed by, the laws of the State of California.
8.If any provision of this Release or application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Release that can be given effect without the invalid provision or application. To this end, the provisions of this Release are severable.
9.The Parties hereto acknowledge each has read this Release, each fully understands its rights, privileges and duties under this Release, and that each enters into this Release freely and voluntarily. Each Party further acknowledges each has had the opportunity to consult with an attorney of its choice to explain the terms of this Release and the consequences of signing it.
10.The undersigned each acknowledge and represent that no promise or representation not contained in this Release has been made to them and acknowledge and represent that this Release contains the entire understanding between the Parties and contains all terms and conditions pertaining to the compromise and settlement of the subjects referenced herein. The undersigned further acknowledge that the terms of this Release are contractual and not a mere recital.
11.Executive acknowledges Executive may hereafter discover facts different from, or in addition to, those Executive now knows or believes to be true with respect to the claims herein released and agrees the release herein shall be and remain in effect in all respects as a complete and general release as to all matters released herein, notwithstanding any such different or additional facts.
12.The Company hereby advises Executive that this Release includes a waiver of any rights that the Executive may have under the Age Discrimination in Employment Act. Executive is advised to discuss

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this Release with his attorney before executing it. Executive acknowledges that the Company has provided Executive at least twenty-one (21) days within which to review and consider this Release before signing it. Should Executive decide not to use the full twenty-one days, then Executive knowingly and voluntarily waives any claim that Executive was not in fact given that period of time or did not use the entire twenty-one days to consult an attorney and/or consider this Release.
13.Within three calendar days of signing and dating this Release, Executive shall deliver the executed original of this Release to Attn: Chief Financial Officer, Maxwell Technologies, Inc., 3888 Calle Fortunada, San Diego, California 92123. However, Executive acknowledges that Executive may revoke this Release for up to seven (7) calendar days following Executive’s execution of this Release and that it shall not become effective or enforceable until the revocation period has expired. Executive acknowledges that such revocation must be in writing addressed to Attn: Chief Financial Officer, Maxwell Technologies, Inc., 3888 Calle Fortunada, San Diego, California 92123, and received not later than midnight on the seventh day following execution of this Release by Executive. If Executive revokes this Release under this Section 13, this Release shall not be effective or enforceable and Executive will not receive the payments described in Section 3 above.
14.If Executive does not revoke this Release in the time frame specified in Section 13 above, this Release shall be effective at 12:01 a.m. on the eighth day after it is signed by Executive.
15.Executive acknowledges that, despite the cessation of Executive’s full-time employment with the Company, Executive may continue to be subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Executive further acknowledges that the Company has advised him to consult independent counsel regarding the applicability of Section 16 of the Exchange Act.
I have read this Release and I accept and agree to the provisions contained therein and hereby execute it voluntarily and with full understanding of its consequences.

PLEASE READ CAREFULLY. THIS RELEASE CONTAINS A
GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

______________________________    Date: December 31, 2013
David J. Schramm
Maxwell Technologies, Inc.

By:____________________________    Date: December 31, 2013
Title: Chairman of the Board

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